Exhibit KK


                             13D Group Agreement


      This Agreement is made by and between John L. Reed, R. Eric Montgomery and those signatories hereto who are identified on the signature page hereof as members of the CAP Group.

                             W I T N E S S E T H:

      WHEREAS,  each of the parties  hereto owns common stock,  par value $0.001
per  share   ("Common   Stock")  of   BriteSmile,   Inc.,  a  Utah   corporation
("BriteSmile");

      WHEREAS, the parties wish to act as a group with respect to their Common Stock on the terms and conditions hereinafter provided;

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. The parties hereto hereby form a group (a "Group") within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act") with respect to BriteSmile and their respective holdings of Common Stock

      2.  The   parties   acknowledge   that  the  members  of  the  Group  own,
collectively, more than 5% of BriteSmile's Common Stock and that, as a result, the Act requires the Group or each member thereof to file a Schedule 13D.

      3. Pursuant to Rule 13d-1(k) under the Act, each party hereto agrees to join in the filing of a single joint Schedule 13D and any amendments required to be made thereto with respect to their Common Stock and to provide in a timely manner all required information relating to such filing and to sign such
Schedule 13D, and to take such other action and sign and deliver such other instruments as may be reasonably necessary to cause such filing to be made. The parties do hereby further agree that said joint Schedule 13D and any said amendments shall be filed on behalf of each of them. It is further agreed that such joint Schedule 13D shall be initially evidenced by an Amendment No. 17 to the Schedule 13D most recently amended by an Amendment No. 16 filed by LCO Investments Limited, The ERSE Trust, CAP Advisers Limited, Anthony M. Pilaro, The LCP II Trust, AMP Trust, CAP Charitable Foundation, Excimer Vision Leasing, L.P. and CAP Properties Limited.

      4. Each party agrees that, as of the date hereof, the following statement may be made in the Schedule 13D filed for the Group in response to Item 4 of
Schedule 13D which relates to plans or proposals that the members of the Group may have with respect to BriteSmile and the Common Stock:

            The reporting persons may seek to acquire additional shares of BriteSmile's Common Stock in public or private purchases and/or to form a group with one or more holders of BriteSmile's Common Stock so that the reporting persons, alone or together with the members of a group, have the power to vote more than 50% of the outstanding shares of BriteSmile's Common Stock. The reporting persons may, alone or together with such group, consider and pursue any of the transactions specified in Item 4 of the Schedule 13D including but not limited to taking BriteSmile private and terminating the registration of its Common Stock under the Securities and Exchange Act of 1934, as amended. In the event that the reporting persons, alone or together with the members of a group, hold more than 50% of the outstanding shares of BriteSmile's Common Stock, they would have the power under BriteSmile's charter and bylaws to appoint the members of BriteSmile's Board of Directors and to authorize any transactions required to be approved by BriteSmile's stockholders, including a merger of BriteSmile with or into another entity and a sale of all or substantially all of BriteSmile's assets.

            In addition, on June 9, 2006, Futuredontics, Inc. issued a press release announcing an unsolicited proposal to acquire all of the outstanding shares of BriteSmile's Common Stock for $2.00 per share in cash and $2.00 per share in Futuredontics common stock. The reporting persons have informed BriteSmile that they are not interested in approving a transaction with Futuredontics on the proposed terms. The reporting persons have agreed to vote against the Futuredontics proposal if it is presented for a vote of holders of BriteSmile's Common Stock.

      5. Each party hereto reserves the right to acquire and dispose of shares of Common Stock or other securities of BriteSmile in such amounts and at such times as it, in its sole discretion, may elect without consultation with or obtaining the consent of any other member of the Group.

      6. Each party hereto further reserves the right to vote and/or take and/or exercise any other right that it may take or exercise with respect to any shares of Common Stock or other securities of BriteSmile beneficially owned by it in such manner as it, in its sole discretion, may elect without consultation with or obtaining the consent of any other member of the Group; provided, however, that until a party withdraws as a member of the group, it shall vote its Common Stock against the Futuredontics proposal described in Section 4 above.

      7. Each party hereto reserves the right to elect at any time and for any reason to withdraw as a member of the Group. Any such election shall be made by written notice sent by hand delivery, mail, facsimile, e-mail or reputable overnight courier to each other member of the Group addressed as follows (or to such other address as a party shall have last designated by written notice to each other party):

            In the case of a member of the CAP Group:

                  To such member
                  c/o CAP Advisers Limited
                  36 Fitzwilliam Place
                  Dublin  2, Ireland

            In the case of John L. Reed:

                  John L. Reed
                  BriteSmile, Inc.
                  460 North Wiget Lane
                  Walnut Creek, CA  945984

            In the case of R. Eric Montgomery:

                  R. Eric Montgomery
                  815 Pleasant Street
                  Lee, MA   01238

      8. This Agreement and the rights of the parties hereunder will be governed by, interpreted and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles.

      9. This Agreement may be executed in one or more counterparts, including counterparts in facsimile, pdf or other electronic form, each of which will be deemed a duplicate original and all of which together will constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the dates indicated below. This Agreement shall become effective only upon its execution and delivery by each party set forth below and as of the last date on which it is executed by any party hereto.



                                         /s/ R. Eric Montgomery
                                         ----------------------
Date:  June 13, 2006                     R. Eric Montgomery


                                         /s/ John L. Reed
                                         ----------------
Date:  June 13, 2006                     John L. Reed


                                         MEMBERS OF CAP GROUP
                                         LCO Investments Limited


Date:  June 13, 2006                     By: /s/ Brian Delaney
                                             ---------------------------------


                                         The ERSE Trust
                                         By:  CAP Advisers Limited, Co-Trustee


Date:  June 13, 2006                     By:  /s/ Brian Delaney
                                              -----------------


                                         And By: Barclays Private Bank & Trust
                                                 Limited, Co-Trustee

Date:  June 13, 2006                     By:  /s/ J. DeGuelle
                                              ---------------


                                         CAP Advisers Limited


Date:  June 13, 2006                     By:  /s/ Brian Delaney
                                              -----------------


                                         /s/ Anthony M. Pilaro
                                         ---------------------
Date:  June 13, 2006                     Anthony M. Pilaro

                                         LCP II Trust
                                         By:  Barclays Private Bank & Trust
                                         Limited,
                                                 Trustee

Date:  June 13, 2006
                                         By:  /s/ J. DeGuelle
                                              ---------------


                                         AMP Trust
                                         By: Barclays Private Bank & Trust
                                         Limited, Trustee

Date:  June 13, 2006
                                         By:  /s/ J. DeGuelle
                                              ---------------

                                         CAP Charitable Foundation
                                         By:  CAP Advisers Limited, Trustee


Date:  June 13, 2006                     By:  /s/ Brian Delaney
                                              -----------------


                                         Excimer Vision Leasing L.P.
                                         By:  CAP Properties Limited, General
                                         Partner

Date:  June 13, 2006
                                         By:  /s/ Brian Delaney
                                              -----------------


                                         CAP Properties Limited


Date:  June 13, 2006                     By:  /s/ Brian Delaney
                                              -----------------